Exhibit 10.21

SEPARATION AGREEMENT

AND GENERAL RELEASE

This Separation Agreement and General Release (“Agreement”) is made and entered into effective the date of the last signature below by and between Michael Moran and Allied Nevada Gold Corporation (“Allied”). The following paragraphs constitute the entire Agreement between Employee and Allied, and no amendment or modification to this Agreement will be valid or binding unless made in writing and signed by Employee and Allied.

1. Allied is restructuring and realigning its business. Accordingly, Allied is eliminating offering all terminated Employees an opportunity to participate in its severance program. Employee’s services to Allied will terminate November 18, 2011.

2. Allied denies any wrongdoing whatsoever in connection with Employee’s services to Allied or Employee’s termination of those services.

3. Without admitting any liability whatsoever or any wrongdoing, Allied agrees to pay Employee severance pay in the amount of $50,000 on the eighth day after Employee executes this Agreement and returns it to Allied. This is consideration to which Employee would not be entitled except for this Agreement and is tendered in full and final settlement of any claims, known or unknown, which Employee may have arising out of Employee’s services to Allied or the termination of those services. Employee agrees that the consideration provided for above shall constitute the entire consideration provided to Employee under this Agreement, and that Employee will not seek any further compensation for any other claimed damage, cost, or attorneys’ fee in connection with the matters encompassed in this Agreement and/or arising from Employee’s services to or termination from Allied, its predecessors, affiliates, successors, or assigns.

4. In consideration of the foregoing, Employee hereby irrevocably and unconditionally releases and discharges Allied and its affiliates, predecessors, successors, and assigns, and, its current and former officers, directors, attorneys and employees (“Releasees”) from liability for any claims that Employee may have against any such Releasees as of the date of the signing of this Agreement, whether known or unknown, (including but not limited to the Equal Pay Act, the Fair Labor Standards Act, the National Labor Relations Act, Title VII of the Civil Rights Act, the Post-Civil War Reconstruction Acts (42 U.S.C. “1981-1988”), the Civil Rights Act of 1991, the Employee Retirement Income Security Act, the Consolidated Omnibus Budget Reconciliation Act, the Occupational Safety and Health Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Americans with Disabilities Act, as amended, the Lilly Ledbetter Fair Pay Act, any other federal statute, NRS 613.310 to 613.430, any state civil rights act, any state statutory wage claim as set forth in Chapter 608 of the Nevada Revised Statutes, Nevada Occupational Safety and Health Act (and all amendments to the aforementioned statutes)), or claims arising out of any legal restrictions on Employee’s services to or separation from Allied, any other statutory claim, any claim of wrongful discharge, any claim in tort or contract, covenant of good faith and fair dealing, fraud, negligent or intentional infliction of emotional distress, defamation, negligence, wrongful termination in violation of public policy, retaliation (including retaliation for filing a worker’s compensation claim), any claim seeking declaratory, injunctive, or equitable relief, or any other claim of any type whatsoever, arising out of statutory or common law of any state (“Released Claims”). Employee likewise releases Allied from any and all obligations for attorneys’ fees incurred in regard to the above claims. The Released Claims shall not include any claims based on obligations created by or reaffirmed in this Agreement. Nothing in this Agreement shall be construed to prohibit Employee from filing a charge or complaint with the Equal Employment Opportunity Commission challenging the validity of this Agreement or participating in any investigation or proceeding conducted by the Equal Employment Opportunity Commission. However, Employee is hereby releasing and forever waiving any private right to sue, and any associated applicable remedies, which may be issued by any state or federal agency or court.

5. Employee does not release or waive any claim that may arise after the date Employee executes this Agreement.

6. Employee agrees that Employee will not, directly or indirectly, disclose, divulge, discuss, copy, or otherwise use or suffer to be used in any manner, contrary to the interests of Allied, any confidential, proprietary information or trade secrets of Allied and/or its affiliates, or their predecessors, successors and assigns, it being acknowledged by Employee that all such information regarding the business or operation of Allied compiled or obtained by, or furnished to, Employee while Employee was in service to Allied and/or its affiliates, or their predecessors, successors and assigns, is confidential information and the exclusive property of Allied. Employee, upon Employee’s departure, shall return to Allied (if Employee has not already done so), all Allied property, including but not limited to, keys, access cards, files, correspondence, reports, computer software or hardware, Allied credit cards, computer disks, books, cellular phones, computer equipment, and all tangible and intangible Allied property. Confidential information does not include: (a) information or knowledge which may now be in or subsequently may come into the public domain other than by way of unauthorized disclosure by Employee; or (b) information or knowledge which Employee is required to disclose by order of a government agency or court after timely notice has been provided to Allied of such order. Employee agrees that Employee will not retain originals or copies of Allied information, except to the extent the Allied information relates to Employee’s salary, benefits, and/or compensation from Allied.

7. Employee and Allied agree that they will keep the fact, terms, and amount of this Agreement completely confidential, and that they will not hereafter disclose the terms, amount of, or fact of the settlement embodied in this Agreement to anyone other than Employee’s spouse, or their attorneys and accountants, provided that they may make such disclosures as are required by law. Employee expressly agrees that Employee will not surrender this Agreement, or disclose its contents to any party or person other than those specifically allowed in this paragraph except under the compulsion of a court order duly entered. Employee agrees that neither Employee nor Employee’s counsel will stipulate to the entry of such an order without advanced notice to, and the agreement of Allied and that in the event any person moves to compel disclosure of this Agreement or its contents in any proceeding, Employee will provide Allied with sufficient notice of such proceeding to allow it to intervene. In addition to keeping this Agreement confidential as required by the foregoing, Employee agrees to advise Employee’s spouse, attorneys, and accountants of this provision at such time as Employee discloses to them any term of this Agreement and to secure their agreement to maintain the confidentiality of this Agreement. Both parties recognize and acknowledge that this confidentiality provision is a material term of this Agreement, and that its violation will constitute a material breach.

8. The parties agree that should either party be required to pursue legal action in order to enforce any term of this Agreement, such party shall be entitled to its reasonable attorneys’ fees if that party prevails.

9. This Agreement is entered into in the State of Nevada and the parties intend that the laws of the State of Nevada shall apply to it unless some federal statute is specifically implicated. Any lawsuit to interpret or enforce the terms of this Agreement shall be brought in a court of competent jurisdiction in the County of Washoe, State of Nevada. This Agreement sets forth the entire agreement between Employee and Allied on the subject matter of this Agreement and fully supersedes any and all prior agreements or understandings between Employee and Allied pertaining to the subject matter of this Agreement with the exception of any Non-Competition/Non-Solicitation Agreement which will remain enforceable between the parties.

10. Employee is advised to consult Employee’s attorney prior to executing this Agreement. Employee has forty-five (45) days after receipt of this Agreement within which to consider this Agreement. If Employee signs it prior to the expiration of the forty-five (45) days, the remainder of the forty-five (45) days shall be waived. The parties agree that any changes to this Agreement, material or not, will not require restarting the forty-five day period over. Employee has seven (7) days after the execution of this Agreement to revoke it, and the Agreement shall not be effective or enforceable until the end of those seven (7) days.

11. Employee represents that Employee has read and understands this Agreement, that Employee was advised that Employee has the right to consult with an attorney about this Agreement, that Employee enters into this Separation Agreement and General Release knowingly and with the intention to be bound, and that if Employee did not so intend, Employee would not have signed it.

Michael Moran	MGM

Date:	21 Nov. 2011	15 Dec. 2011

Allied Nevada Gold Corporation,

Date:	17 Nov 2011